 Exhibit 5.1

Parr Brown Gee & Loveless, PC

101 South 200 East, Suite 700

Salt Lake City, Utah 84111

March 29, 2022

The Board of Directors

Expion360 Inc.

2025 SW Deerhound Ave

Redmond, Oregon 97756

Re:	Form S-1 Registration Statement filed by Expion360 Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel to Expion360 Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-262285 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale by the Company of up to 2,145,000 shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”), which includes 321,750 shares (the “Option Shares,” together with the Firm Shares, the “Shares”) subject to the underwriters' over-allotment option, each as described in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, (a) the articles of incorporation and bylaws of the Company as are currently in effect; (b) a certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors and shareholders; (c) certificates and reports of various state authorities and public officials; (d) the form of underwriting agreement to be executed by the Company and Alexander Capital, LP, as representatives of the several underwriters named therein, which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”) and (e) a form of the share certificate representing the common stock of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

The Shares have been duly authorized and will be, when issued and delivered as described in the Registration Statement and pursuant to the terms of the respective transaction documents, validly issued, fully paid and nonassessable.

In rendering our opinion, we have relied on the applicable laws of the State of Nevada, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada.  We express no opinion as to the laws of any other jurisdiction.

This opinion letter speaks as of its date.  We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter).  This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and consent to the reference of our firm under “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours, Parr Brown Gee & Loveless, PC